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                                                                    EXHIBIT 10.3

                        1990 NABISCO GROUP HOLDINGS CORP.
                            LONG-TERM INCENTIVE PLAN

                            RESTRICTED STOCK PROGRAM

                           RESTRICTED STOCK AGREEMENT

                      -------------------------------------

                                 DATE OF GRANT:

                               W I T N E S S E T H

   1. GRANT OF RESTRICTED STOCK. Pursuant to the provisions of the 1990 Long-Term Incentive Plan and the Restricted Stock Program (collectively, the "Plan") Nabisco Group Holdings Corp. (the "Company") on the above date has granted, and this Agreement evidences the grant to

                                       (THE "GRANTEE")
                            ------------

subject to the terms and conditions which follow and the terms and conditions of the Plan and this Agreement (the "Agreement") a total of

                                    ("RESTRICTED STOCK")
                            --------

of Common Stock, no par value, of the Company ("Common Stock"). A copy of the Plan is attached and made a part of this Agreement with the same effect as if set forth in the Agreement itself. All capitalized terms used below shall have the meaning set forth in the Plan, unless the context requires a different meaning.

   2. VESTING OF RESTRICTED STOCK. Subject to Section 4, the Restricted Stock granted hereunder shall vest, and all restrictions thereon shall lapse, on the first to occur of the dates as set forth below in subsections (a) through (f), ("Vesting Date"):

      (a)   33%, December 31, 2002, 33%, December 31, 2003, and 34%, December
            31, 2004;
      (b)   the date of Grantee's death;
      (c) the date of the Grantee's Disability, as defined in the Nabisco, Inc.'s Long-Term Disability Plan; or the date grantee shall be deemed to have a "Permanent Disability", applicable to senior executive officers as in effect on such dates hereof), or if the Board of Directors or any committee thereof so determines;
      (d)   the date of Grantee's Retirement at age 65 or over;
      (e)   the date of a Change of Control;


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      (f)   the date Grantee's active employment with the Company is terminated by the Company without Cause (excluding any termination to which subsection (e) applies)

   3. SETTLEMENT OF RESTRICTED STOCK. In the event Grantee's Vesting Date arises pursuant to Section 2(f), shares of Restricted Stock shall be adjusted by multiplying the number of shares of Common Stock by a fraction the denominator of which is the number of days in the restriction period and the numerator of which is the number of days from the Date of Grant to the Vesting Date, and Grantee shall receive shares of Common Stock as so adjusted.

   4. TERMINATION AND FORFEITURE OF THE STOCK. The Restricted Stock granted hereunder shall terminate and Grantee shall immediately forfeit all rights to such Restricted Stock upon Grantee's termination of active employment from the Company for Cause, Resignation or for any other reason, excluding termination from active employment arising from the events specifically enumerated in
Section 2.

   5. TERMINATION OF EMPLOYMENT.

      Subject to Sections 2(f) and 4:

      (a) Unless otherwise provided in a written employment or termination agreement between the Grantee and the Company, the Restricted Stock shall not become vested as to any additional shares following the Termination of Employment of the Grantee for any reason other than a Termination of Employment because of death, Permanent Disability or Retirement of the Grantee. In the event of Termination of Employment because of death, Permanent Disability or Retirement, the Restricted Stock shall immediately become vested as to the number of shares.

      (b) TERMINATION FOR CAUSE. Unless otherwise defined in a written employment or termination agreement between the Grantee and the Company, termination for Cause shall mean termination by the Company where such termination results from (i) criminal dishonesty, (ii) deliberate and continual refusal to perform employment duties on substantially a full-time basis, (iii) deliberate and continual refusal to act in accordance with any specific lawful instructions of a majority of the Board of Directors of the Company, or (iv) deliberate misconduct which could be materially damaging to the Company without reasonable good faith belief by the Grantee that such conduct was in the best interests of the Company.

      (c) TERMINATION FOR GOOD REASON. Unless otherwise defined in a written employment or termination agreement between the Grantee and the Company, termination for Good Reason shall mean termination by Grantee where such termination results from (i) the total amount of Grantee's base salary and targeted awards under the Long-Term Incentive Plan and the Annual Incentive Award Plan (or successors thereto) being reduced at any time without the Grantee's consent, (ii) Grantee's job responsibilities being substantially reduced in importance without the Grantee's consent, or (iii) Grantee being required as a condition of continued employment to relocate more than 35 miles from the Grantee's place of employment as of the date of a Change of Control without the Grantee's consent.

      (d) "Retirement" as used herein means Retirement at age 65 or over.


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      (e) "Termination of Employment" as used herein means termination from active employment; it does not mean termination of payment or benefits at the end of salary continuation or other form of severance or pay in lieu of salary.

      (f) "Permanent Disability" as used herein means to have a "Permanent Disability" as defined in the Nabisco, Inc. Long-Term Disability Plan, applicable to senior executive officers as in effect on such dates hereof, or if the Board of Directors or any committee thereof so determines.

   6. RECEIPT AND DELIVERY OF STOCK. The Grantee waives receipt from the Company of a certificate or certificates representing the shares of Common Stock granted hereunder, registered in the Grantee's name and bearing a legend evidencing the restrictions imposed on such Common Stock by this Agreement. The Grantee acknowledges and agrees that the Company shall retain custody of such certificate or certificates until the restrictions imposed by Section 2 on the Common Stock granted hereunder lapse. Concurrently with the execution of this Agreement, the Grantee has delivered to the Company an irrevocable stock power endorsed in blank.

   7. RESTRICTIONS ON TRANSFER OF STOCK. The Common Stock granted hereunder may not be sold, tendered, assigned, transferred, pledged or otherwise encumbered prior to as defined in Section 2, at which time the restrictions imposed on such Common Stock by this paragraph shall lapse and the Common Stock shall be delivered to the Grantee without a restrictive legend on any Common Stock certificate.

   8. DIVIDEND PAYMENTS. At all times prior to the date restrictions lapses, the Grantee shall receive cash payments at the same time and in the same amount as any cash dividends paid on an equivalent number of shares of Common Stock.

   9. VOTING. If the Grantee is a shareholder of record on any applicable record date, the Grantee shall have the right to vote the Common Stock granted hereunder regardless of whether the restrictions imposed by Section 3 hereof have lapsed.

   10. NO RIGHT TO EMPLOYMENT. The execution and delivery of this Agreement and the granting of Common Stock hereunder shall not constitute or be evidence of any agreement or understanding, express or implied, on the part of the Company or its subsidiaries to employ the Grantee for any specific period or in any particular capacity and shall not prevent the Company or its subsidiaries from terminating the Grantee's employment at any time with or without Cause.

   11. REGISTRATION. The Common Stock granted hereunder may be offered and sold by the Grantee only if such stock is registered for resale under the Securities Act of 1933 (the "1933 Act") as amended, or if an exemption from registration under such Act is available. The Company has no obligation to effect such registration. By executing this Agreement, the Grantee (i) agrees not to offer or sell the Common Stock granted hereunder unless and until such stock is registered for resale under the 1933 Act or an exemption from registration is available, (ii) represents that the Grantee accepts such Common Stock for the Grantee's own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof and (iii) agrees that the Grantee or the Grantee's beneficiary, on request, will be obligated to repeat these representations in writing prior to any future delivery of such Common Stock.


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   12. CHANGE IN COMMON STOCK OR CORPORATE STRUCTURE.

   a) If at any time the number or nature of outstanding shares of Common Stock of the Company shall be increased or changed as the result of any stock dividend, subdivision or reclassification of shares, the number or nature of shares of Common Stock subject to this Agreement after such an event shall be increased or changed in the same proportion or manner as the outstanding number of shares of Common Stock are increased or changed, or if the number of outstanding shares of Common Stock shall at any time be decreased as the result of any combination or reclassification of shares, the number of shares of Common Stock subject to this Agreement after such an event shall be decreased in the same proportion as the outstanding number of shares of Common Stock is decreased.

   b) In the event the Company shall at any time be consolidated with or merged into any other corporation and holders of the Company's Common Stock receive common shares of the resulting or surviving corporation, there shall be an adjustment to the shares of Common Stock subject to this Agreement after such an event, and in place of the shares so subject, a stock equivalent shall be determined by multiplying the number of common shares of stock delivered in exchange for a share of Common Stock upon such consolidation or merger, by the number of shares of Common Stock subject to this Agreement. If in such a consolidation or merger, holders of the Company's Common Stock shall receive any consideration other than common shares of the resulting or surviving corporation, the Committee shall determine the appropriate adjustment to shares held pursuant to this Agreement after such an event; provided, however, such adjustment shall not be to the detriment of the Grantee.

   13. APPLICATION OF LAWS. The granting of Common Stock hereunder shall be subject to all applicable laws, rules and regulations and to such approvals of any governmental agencies as may be required.

   14. TAXES. Any taxes required by federal, state or local laws to be withheld by the Company on the Grant or the delivery of Common Stock hereunder shall be paid to the Company by the Grantee by the time such taxes are required to be paid or deposited by the Company. The Grantee hereby authorizes the conversion to cash by the Company of a sufficient amount of Common Stock to satisfy withholding prior to delivery of Common Stock.

   15. NOTICES. Any notices required to be given hereunder to the Company shall be addressed to The Secretary, Nabisco Holdings Corp., 7 Campus Drive, Parsippany, New Jersey 07054, and any notice required to be given hereunder to the Grantee shall be sent to the Grantee's address as shown on the records of the Company.

   16. GRANTEE. In consideration of the grant, the Grantee specifically agrees that the Committee shall have the exclusive power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan and Agreement as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretation and determinations made by the Committee shall be final, conclusive and binding upon the Grantee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the


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Agreement. The Committee may delegate its interpretive authority to an officer or officers of the Company.

   17. TRANSFERABILITY. Other than as specifically provided in the Plan with regard to the death of the Grantee, this Agreement and any benefit provided or accruing hereunder shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge; and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by the Grantee, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Grantee.

   18. NON-COMPETITION.
      Provided that the Grantee is not party to a written employment or termination agreement with the Company containing restrictions on Grantee's eligibility to compete with the Company following Grantee's Termination of Employment, in consideration for the Common Stock Grantee agrees that:

      (a) For the twelve (12) month period commencing on the date of Grantee's Termination of Employment, Grantee shall not engage in Competitive Employment. As used herein, "Competitive Employment" means providing any person, company or other entity with any services, whether as a consultant, employee, investor or otherwise, regarding any business, product, service or other matter which: (i) is substantially similar to or competes with any business, product, service or other matter regarding which Grantee worked for the Company, or any of its affiliates, during the two (2) years prior to Grantee's Termination of Employment; or (ii) concerns subject matters about which Grantee gained proprietary information of the Company, or its affiliates, during the two (2) year period prior to Grantee's Termination of Employment.

      (b) If the Company reasonably determines that Grantee has materially violated any of Grantee's obligations under subparagraph (a), above, then, in addition to any other remedies at law or in equity it may have: (i) the Company shall have the right to cease payment of any compensation, salary continuation, benefits, perquisites and any other remuneration which is due or may become due Grantee under any employment, salary continuation or similar agreement between the Company, or any of its affiliates, and Grantee; and (ii) all past, present and future stock option grants awarded Grantee under the Plan, including grants which according to their terms are vested, shall terminate, effective the date on which such violation began (the "Violation Date"). The Company may demand the return of any gain realized by Grantee from the exercise of any such grants by Grantee at any time on or after the date sixty (60) days prior to the Violation Date. If after such demand Grantee fails to return said amounts, Grantee acknowledges that the Company has the right to offset against said amounts any amounts, including compensation, owed Grantee by the Company or to commence judicial proceedings against Grantee to recover said amounts and any attorneys' fees and costs.

      (c) Grantee acknowledges and agrees that: (i) the restrictions contained in this Section 18 are necessary to protect the legitimate interests of the Company and impose no undue hardship on Grantee; (ii) the violation or threatened violation of this Section 18 will result in irreparable injury to the Company and Grantee consents to the issuance of any restraining order, preliminary restraining order or injunction, without bond, which arises from conduct by Grantee in violation of this Section 18, and the existence of any claim Grantee may have against the Company will not


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constitute a defense thereto; (iii) if the Company prevails in any suit or proceeding to enforce its rights under this Section 14, Grantee shall indemnify the Company for all expenses incurred by the Company, including reasonable attorneys' fees; and (iv) no one employed by or representing the Company has any authority to make oral statements which modify, waive or discharge in any manner any provision of this Section 18.

   19. OTHER PROVISIONS.
      a) Titles are provided herein for convenience only and are not to serve as a basis for interpretation of the Agreement.

      b) The Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Agreement.

      c) THE LAWS OF THE STATE OF DELAWARE SHALL GOVERN THE INTERPRETATION, VALIDITY AND PERFORMANCE OF THE TERMS OF THIS AGREEMENT REGARDLESS OF THE LAW THAT MIGHT BE APPLIED UNDER PRINCIPLES OF CONFLICTS OF LAWS.

      IN WITNESS WHEREOF, the Company, by its duly authorized officer, and the Grantee have executed this Agreement as of the Date of Grant first above written.


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